UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      June 7, 2006
                                                   ---------------------------


Commission      Registrant, State of Incorporation,      I.R.S. Employer
File Number     Address and Telephone Number             Identification No.
-----------     ------------------------------------     ------------------

1-3164          Alabama Power Company                    63-0004250
                (An Alabama Corporation)
                600 North 18th Street
                Birmingham, Alabama 35291
                (205) 257-1000

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.      Other Events.
                On June 7, 2006, Alabama Power Company (the "Company") entered into an Underwriting Agreement covering the issue and sale by the Company of $150,000,000 aggregate principal amount of its Series JJ 6.375% Senior Notes due June 15, 2046 (the "Series JJ Senior Notes"). The Series JJ Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Nos. 333-126348, 333-126348-01, 333-126348-02 and 333-126348-03) of the Company.

Item 9.01.   Financial Statements and Exhibits.
             ---------------------------------
             (c)  Exhibits.

               1 Underwriting Agreement, dated June 7, 2006 relating to the Series JJ Senior Notes among the Company and Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC, as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement.

               4.2 Thirty-Sixth Supplemental Indenture to Senior Note Indenture dated as of June 14, 2006, providing for the issuance of the Series JJ Senior Notes.

               4.7         Form of Series JJ Senior Note (included in Exhibit
                           4.2 above).

               5.1 Opinion of Balch & Bingham LLP relating to the Series JJ Senior Notes.

              12.1         Computation of ratio of earnings to fixed charges.


                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 14, 2006                        ALABAMA POWER COMPANY

                                              By    /s/ Wayne Boston
                                                    Wayne Boston
                                                    Assistant Secretary